EXHIBIT 2.2

 AMENDMENT NO.1 TO CONTRIBUTION AGREEMENT DATED AS OF DECEMBER 15, 2000, AMONG
   BASTION CAPITAL FUND, L.P., BCF MEDIA, LLC, BRON-VILLANUEVA CAPITAL, LLC, BRON-VILLANUEVA CAPITAL, HOLDINGS, LLC (FORMERLY KNOWN AS BRON-VILLANUEVA
CAPITAL, LLC), COUNCIL TREE COMMUNICATIONS, LLC, COUNCIL TREE COMMUNICATIONS V,
 LLC, COUNCIL TREE HISPANIC BROADCASTERS II, L.L.C., LIBERTY MEDIA CORPORATION,
   SONY PICTURES ENTERTAINMENT INC., SPE MUNDO INVESTMENT INC. AND TELEMUNDO
                           COMMUNICATIONS GROUP, INC.

                               AMENDMENT NO. 1 TO
                             CONTRIBUTION AGREEMENT

         AMENDMENT NO. 1 TO CONTRIBUTION AGREEMENT (the "Amendment") dated as of December 15, 2000, among BASTION CAPITAL FUND, LP ("Bastion"), BCF MEDIA, LLC ("BCF"), BRON-VILLANUEVA CAPITAL, LLC ("BV Capital"), BRON-VILLANUEVA CAPITAL HOLDINGS, LLC (formerly known as Bron-Villanueva Capital, LLC) ("BV Holdings"), COUNCIL TREE COMMUNICATIONS, LLC ("CTC"), COUNCIL TREE COMMUNICATIONS V, LLC ("CTCV,"), COUNCIL TREE HISPANIC BROADCASTERS II, L.L.C. ("CTHB"), LIBERTY MEDIA CORPORATION ("Liberty"), SONY PICTURES ENTERTAINMENT INC. ("SPE"), SPE MUNDO INVESTMENT INC. ("SPE Sub") and TELEMUNDO COMMUNICATIONS GROUP, INC., a Delaware corporation (the "Company").

         WHEREAS, Bastion, BCF, BV Holdings, CTC, CTCV, CTHB, Liberty, SPE and the Company are parties to that certain Contribution Agreement dated as of August 22, 2000 (the "Contribution Agreement").

         WHEREAS, Bastion, BCF, BV Holdings, BV Capital, CTC, CTCV, CTHB, Liberty, SPE and the Company wish to amend the Contribution Agreement by this Amendment to reflect the SPE Mundo Contribution (as defined below).

         WHEREAS, on December 11, 2000, Bron-Villanueva Capital, LLC, a Delaware limited liability company, changed its name to Bron-Villanueva Capital Holdings, LLC, a Delaware limited liability company.

         WHEREAS, on the date hereof, BV Holdings and BV Capital entered into that certain Assignment and Assumption Agreement pursuant to which BV Holdings assigned to BV Capital certain agreements and its rights, duties and obligations with respect to such agreements and BV Capital accepted the assignment and agreed to be bound by such agreements, including the Contribution Agreement.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All terms used herein but not defined shall have the meanings given in the Contribution Agreement.

2. Section 2.4 of the Contribution Agreement is hereby amended and restated in its entirety to read as follows:

         SPE Contribution. On or prior to the Closing Date, SPE shall contribute all of its Holdings Common Stock to the Company (the "SPE Contribution"). In exchange for the SPE Contribution, SPE shall receive shares of the Company's Class A Common Stock as set forth in Exhibit A. On or prior to the Closing Date, SPE Sub shall contribute to the Company membership interests of Network Co. representing an aggregate of 17% of the outstanding membership interests of Network Co. (the

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         "SPE Mundo Contribution"). In exchange for the SPE Mundo Contribution,
         SPE Sub shall receive shares of the Company's Class A Common Stock as set forth in Exhibit A.

3. Exhibit A of the Contribution Agreement is hereby amended and restated in its entirety to read as follows:

         Equity Interests in the Company

         Station Partners, LLC                  444,861 shares of Class B
                                                Common Stock

         Liberty Media Corporation              587,568 shares of Class A
                                                Common Stock

         Sony Pictures Entertainment Inc.*      235,779 shares of Class A
                                                Common Stock

         SPE Mundo Investment Inc.              119,608 shares of Class A
                                                Common Stock

         Bron-Villanueva Capital, LLC           83,581 shares of Class A
                                                Common Stock

         *For the purpose of calculating any additional payments due to Apollo and Bastion and making adjustments pursuant to Section 2.8, Sony Pictures Entertainment Inc.'s relative portion of Equity Interests in the Company, which for this purpose shall include the Equity Interests of in the Company owned by SPE Sub, shall be calculated assuming SPE Sub's Class B Membership Interests in Network Co. have been exchanged into shares of Class A Common Stock in accordance with the terms of the Exchange Agreement.

4. Bastion, BCF, BV Holdings, BV Capital, CTC, CTCV, CTHB, Liberty, SPE, SPE Sub and the Company hereby agree that the Closing Date of the Transactions shall be the date hereof.

5. Except as expressly modified herein, all of the terms of the Contribution Agreement remain in full force and effect.

6. This Amendment may be executed in one or more counterpart copies and by facsimile; each of which shall be considered an original, but together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed on their behalf as of the date first above written.

                                       BASTION CAPITAL FUND, L.P.

                                            By:  BASTION PARTNERS, L.P.,
                                                 Its General Partner

                                                 By:  BRON CORP.,
                                                      Its Co-general Partner

                                                 By: /s/ Guillermo Bron
                                                    ----------------------------
                                                    Guillermo Bron
                                                    President

                                                 By:  VILLANUEVA
                                                      INVESTMENTS, INC.,
                                                      Its Co-general Partner

                                                 By: /s/ Daniel Villanueva
                                                    ----------------------------
                                                    Daniel Villanueva
                                                    President

                                       BCF MEDIA, LLC


                                       By:  /s/ Guillermo Bron
                                          ----------------------------------
                                            Guillermo Bron, its Manager

                                       By:  /s/ Daniel Villanueva
                                          ----------------------------------
                                            Daniel Villanueva, its Manager


                                            By:  BASTION CAPITAL FUND, L.P.,
                                                 Its Sole Member


                                            By:  BASTION PARTNERS, L.P.,
                                                 Its General Partner

                                            By:  BRON CORP.,
                                                 Its Co-general Partner

                                            By: /s/ Guillermo Bron
                                               ---------------------------
                                               Guillermo Bron
                                               President

                                            By:   VILLANUEVA
                                                  INVESTMENTS, INC.,
                                                  Its Co-general Partner

                                            By: /s/ Daniel Villanueva
                                               ---------------------------
                                               Daniel Villanueva
                                               President

                                       BRON-VILLANUEVA CAPITAL, LLC


                                       By: /s/ Guillermo Bron
                                          ----------------------------------
                                            Guillermo Bron, its Manager

                                       By: /s/ Daniel Villanueva
                                          ----------------------------------
                                            Daniel Villanueva, its Manager


                                       COUNCIL TREE COMMUNICATIONS, LLC

                                       /s/ Steve Hillard
                                       ------------------------------
                                       Name:  Steve Hillard
                                       Title: Chief Executive Officer

                                       COUNCIL TREE COMMUNICATIONS V, L.L.C.

                                       /s/ Steve Hillard
                                       ------------------------------
                                       Name:  Steve Hillard
                                       Title: Chief Executive Officer

                                       COUNCIL TREE HISPANIC BROADCASTERS
                                       II, L.L.C.

                                       /s/ Steve Hillard
                                       ------------------------------
                                       Name:  Steve Hillard
                                       Title: Chief Executive Officer


                                       LIBERTY MEDIA CORPORATION

                                       /s/ David B. Koff
                                       ------------------------------
                                       Name:  David B. Koff
                                       Title: Senior Vice President


                                       SONY PICTURES ENTERTAINMENT INC.

                                       /s/ Leah Weil
                                       ------------------------------
                                       Name:  Leah Weil
                                       Title: Senior Vice President and
                                              Assistant Secretary


                                       TELEMUNDO COMMUNICATIONS GROUP, INC.

                                       /s/ Vincent L. Sadusky
                                       ------------------------------
                                       Name:  Vincent L. Sadusky
                                       Title: Chief Financial Officer and
                                              Treasurer


                                       SPE MUNDO INVESTMENT INC.

                                       /s/ Leah Weil
                                       ------------------------------
                                       Name:  Leah Weil
                                       Title: Senior Vice President and
                                              Assistant Secretary

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


                                       BRON-VILLANUEVA CAPITAL HOLDINGS, LLC


                                       By: /s/ Guillermo Bron
                                          ----------------------------------
                                           Guillermo Bron, its Manager

                                       By: /s/ Daniel Villanueva
                                          ----------------------------------
                                           Daniel Villanueva, its Manager

                                        6